SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, D.C.  20549



                           FORM 8-K



                        CURRENT REPORT

              Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934



Date of Report                                August 25, 1999
(Date of earliest event reported)            (August 17, 1999)


                HEARTLAND FINANCIAL, USA, INC.
    (Exact name of Registrant as specified in its charter)


                           Delaware
        (State or other jurisdiction of incorporation)


       0-24724                               42-1405748
(Commission File Number)                 (I.R.S. Employer
                                         Identification Number)


1398 Central Avenue, Dubuque, Iowa                     52001
(Address of principal executive offices)             (Zip Code)


                        (319) 589-2100
     (Registrant's telephone number, including area code)

Item 5.  Other Information

     On August 17, 1999, Heartland Financial USA, Inc., a Delaware corporation ("Heartland"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with National Bancshares, Inc., a New Mexico corporation ("National"), and NBI Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Heartland ("NBI"), which provides for the merger of National with and into NBI, with NBI as the surviving corporation (the "Merger"). The Merger is conditioned upon, among other things, approval by holders of a majority of National common stock and the receipt of certain regulatory approvals. The Merger Agreement is attached as Exhibit 2.1 and its terms are incorporated herein by reference.

     Heartland has also entered into a separate agreement with the trustee of National's Employee Stock Ownership Plan (the "Plan") to acquire 3,625 shares of National's common stock immediately prior to the closing of the Merger in exchange for approximately 300,000 shares of Heartland's common stock (the "Exchange Transaction"). The actual number of shares to be issued will depend upon the cash price per share paid by Heartland in connection with the Merger and the average trading price of Heartland's common stock at the time of this exchange. After the closing of the Exchange Transaction but before the closing of the Merger, the Plan will be terminated. After the closing of the Merger, each participant in the Plan will have the option to receive Heartland common stock or cash for the shares of stock attributable to them under the Plan prior to its termination.

     Except for the Plan, the stockholders of National will receive cash for their shares of National common stock. The aggregate cash purchase price to be paid by Heartland for all of National's outstanding common stock in connection with the Merger, and as a result of the subsequent termination of the Plan, will be up to $23.25 million, as adjusted pursuant to the Merger Agreement.

     After the effective time of the Merger, Heartland intends to merge or consolidate First National Bank of Clovis, the wholly-owned subsidiary of National, with and into New Mexico Bank & Trust, a New Mexico state bank and a subsidiary of Heartland, resulting in a single New Mexico bank, which will be New Mexico Bank & Trust.

     A copy of a Press Release, dated August 24, 1999, issued by Heartland relating to the merger is attached as Exhibit 99.1 and is incorporated herein by reference.

     A copy of a Joint Press Release issued by New Mexico Bank &
Trust and First National Bank of Clovis, released on August 23,
1999, relating to the merger is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 7. Financial Statements, pro Forma Financial Information and
Exhibits

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          None.

     (b)  PRO FORMA FINANCIAL INFORMATION.

          None.

     (c)  EXHIBITS.

               2.1 Agreement and Plan of Merger, dated as of August 17, 1999, by and among Heartland Financial USA,
          Inc., National Bancshares, Inc. and NBI Acquisition
          Corporation.

               99.1  Heartland Press Release dated August 24,
          1999.

               99.2  New Mexico Bank & Trust and First National
          Bank of Clovis Joint Press Release issued on August 23,
          1999.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HEARTLAND FINANCIAL USA, INC.



Dated:  August 26, 1999       By: /s/ John K. Schmidt
                                  -----------------------
                                  John K. Schmidt
                                  Chief Financial Officer